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                                                                      Exhibit 23




                       CONSENT OF INDEPENDENT ACCOUNTANTS



We consent to the incorporation by reference in the registration statements of Rexall Sundown, Inc. on Form S-8 (Registration Statement Nos. 33-66282, 33-96906 and 333-34684) and on Form S-3 (Registration Statement Nos. 33-6571 and 33-7883) of our reports dated October 10, 1997, on our audits of Sundown, Inc. as of August 31, 1997 and 1996, and for the three years in the period ended August 31, 1997 appearing in the Form 10-K of Rexall Sundown, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1934.



COOPERS & LYBRAND L.L.P.


Fort Lauderdale, Florida
December 1, 1997